As filed with the U.S. Securities and Exchange Commission on August 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	27-0863354
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7599 Anagram Dr., Eden Prairie, MN 55344

952-426-1383

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Rosa

7599 Anagram Dr., Eden Prairie, MN 55344

952-426-1383

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Phillip D. Torrence

Emily J. Johns

Honigman LLP

650 Trade Centre Way, Suite 200

Kalamazoo, MI 49002

Tel: (269) 337-7700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state or other jurisdiction where such offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 30, 2024

PROSPECTUS

NeuroOne Medical Technologies Corporation

5,552,784 Shares of Common Stock Offered by the Selling Stockholders

This prospectus relates to the resale, from time to time, of an aggregate of 5,552,784 shares of our common stock, par value $0.001 per share (the “Common Stock”) by the selling stockholders listed on page 8 (the “Selling Stockholders”) issued in connection with a private placement on August 2, 2024 (the “Private Placement”) and a loan and security agreement (the “Debt Facility Agreement”), including (i) 2,944,446 shares of Common Stock (the “Shares”), (ii) 2,208,338 shares of our Common Stock issuable upon the exercise of certain outstanding warrants issued to investors in the Private Placement (the “PIPE Warrants”) and (iii) 400,000 shares of our Common Stock issuable upon the exercise of warrants issuable to the lender pursuant to the Debt Facility Agreement (the “Lender Warrants”, and together with the PIPE Warrants, the “Warrants”).

We are not selling any securities under this prospectus and we will not receive proceeds from the sale of Common Stock by the Selling Stockholders.

We will pay the expenses of registering the shares of Common Stock offered by this prospectus, but all selling and other expenses incurred by each Selling Stockholder will be paid by such Selling Stockholder. The Selling Stockholders may sell the shares of our Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution” beginning on page 12 of this prospectus. The prices at which the Selling Stockholders may sell shares will be determined by the prevailing market price for shares of our Common Stock or in negotiated transactions.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “NMTC.” On August 29, 2024, the last reported sale price of our Common Stock was $0.809 per share. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. There is no established market for the Warrants. Our principal executive offices are located at 7599 Anagram Drive, Eden Prairie, MN 55344 and our telephone number is (952) 426-1383.

We are a “smaller reporting company” under the U.S. federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Summary – Implications of Being a Smaller Reporting Company”.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus on page 5, in our most recent Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2024

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Stock offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Neither the delivery of this prospectus nor any distribution of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Stock offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus incorporates by reference statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “NeuroOne,” “the company,” “we,” “us,” and similar references refer to NeuroOne Medical Technologies Corporation, a corporation incorporated under the laws of the State of Delaware.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Business Overview

We are a medical technology company focused on the development and commercialization of thin film electrode technology for continuous electroencephalogram (“cEEG”) and stereoelectrocencephalography (“sEEG”) recording, spinal cord stimulation, brain stimulation, drug delivery and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders. We are also developing the capability to use our sEEG electrode technology to deliver drugs or gene therapy while being able to record brain activity before, during, and after delivery. Additionally, we are investigating the potential applications of our technology associated with artificial intelligence. Members of our management team have held senior leadership positions at a number of medical technology and biopharmaceutical companies, including Boston Scientific, St. Jude Medical, Stryker Instruments, C.R. Bard, A-Med Systems, Nuwellis, Inc., formerly known as Sunshine Heart, Empi, Don-Joy and PMT.

We are developing our cortical sheet and depth electrode technology to provide solutions for diagnosis through cEEG recording and sEEG recording and treatment through spinal cord stimulation, brain stimulation and ablation, all in one product. A cEEG is a continuous recording of the electrical activity of the brain that identifies the location of irregular brain activity, which information is required for proper treatment. cEEG recording involves an invasive surgical procedure, referred to as a craniotomy. sEEG involves a less invasive procedure whereby doctors place electrodes in targeted brain areas by drilling small holes through the skull. Both methods of seizure diagnosis are used to identify areas of the brain where epileptic seizures originate in order to precisely locate the seizure source for therapeutic treatment if possible.

Deep Brain Stimulation

Deep brain stimulation (“DBS”) therapies involve activating or inhibiting the brain with electricity that can be given directly by electrodes on the surface or implanted deeper in the brain via depth electrodes. Introduced in 1987, this procedure involves implanting a power source referred to as a neurostimulator, which sends electrical impulses through implanted depth electrodes, to specific targets in the brain for the treatment of disorders such as Parkinson’s disease, essential tremor, dystonia, and chronic pain. Alzheimer’s is another indication evaluating the effects of DBS. Unlike ablative technologies, the effects of DBS are reversible.

RF Ablation

Radio Frequency (“RF”) ablation is a procedure that uses radiofrequency under the electrode contacts that is directed to the site of the brain tissue that is targeted for removal. The process involves delivering energy to the contacts, thereby heating them and destroying the brain tissue. The ablation does not remove the tissue. Rather, it is left in place and typically scar tissue forms in the place where the ablation occurs. This procedure is also known as brain lesioning as it causes irreversible lesions. In August 2021, the Company announced a strategic partnership with RBC Medical Innovations to develop a RF ablation generator. The following month, our OneRF ablation system was tested by representatives from Emory University in Atlanta Georgia in an animal study. During the second fiscal quarter of 2023, we successfully completed summative usability testing for OneRF with 15 neurosurgeons, and completed execution of internal device verification/validation protocols for the final OneRF ablation system. During the third fiscal quarter of 2024, the OneRF ablation system was used to successfully complete five ablations in a human patient.

Failed Back Surgery Syndrome

Failed back surgery syndrome (“FBSS”) is a condition that produces chronic lower back/leg pain due to one or more failed back surgeries. Typically, it is related to patients that suffer with pain after surgery of the lumbar spine for degenerative disc disease. Re-operations are usually not recommended for these patients due to low success rates. These patients experience greater levels of pain, a lower quality of life, varying levels of disability and higher rate of unemployment. Spinal cord stimulation works by placing an electrodes(s) in a targeted area of the spine and then connected to an implantable pulse generator that sends electrical stimulation to the electrode to block the pain signals from reaching the brain. During the second fiscal quarter of 2023, we completed an initial animal implant of novel thin film paddle leads for spinal cord stimulation (“SCS”). The devices are intended for the treatment of patients with chronic back pain due to multiple failed back surgery syndrome, intractable low back, and leg pain. A percutaneous (through a needle) delivery system for paddle leads is also under development and has been successfully bench-tested. According to a 2020 Market Insights report, the total global addressable market for spinal cord stimulation is estimated to be greater than $3 billion.

Regulatory Developments

Our cortical sheet electrode and depth electrode technology have been tested over the years by both WARF, the owners of our licensed patents, and Mayo Clinic located in Rochester, Minnesota, in both pre-clinical models as well as through an institutional review board (“IRB”) approval at Mayo Clinic for clinical research. Regarding our ablation electrode, the Cleveland Clinic has performed testing in bench top models and pre-clinical (or animal testing) modes. These pre-clinical tests have demonstrated that the technology is capable of recording, ablation and acute stimulation.

We received 510(k) U.S. Food and Drug Administration (“FDA”) clearance for our Evo cortical technology in November 2019 for recording, monitoring, and stimulating brain tissue for up to 30 days, in September 2021 we received FDA clearance to market our Evo® sEEG electrode technology for temporary (less than 24 hours) use with recording, monitoring, and stimulation equipment for the recording, monitoring, and stimulation of electrical signals at the subsurface level of the brain, and in October 2022 we received FDA clearance to market our Evo sEEG electrode technology for temporary (less than 30 days) use with recording, monitoring, and stimulation equipment for the recording, monitoring, and stimulation of electrical signals at the subsurface level of the brain.

We submitted a 510(k) application to the FDA for the OneRF ablation system in June 2023 and responded to FDA comments on November 6, 2023. On December 6, 2023, we received 510(k) FDA clearance to market the OneRF ablation system for creation of radiofrequency lesion in nervous tissue for functional neurosurgical procedures. In March 2024, we announced a limited commercial launch of our OneRF ablation system. We do not have a distribution partner for the OneRF ablation system at this time, and are continuing to pursue potential strategic partnerships for this product. We intend to develop our Evo sEEG electrode technology for drug delivery applications in the next 12 months. This device is intended to deliver neurological drugs or gene therapy that are FDA approved or that are currently planned for clinical trials or in development to allow for monitoring, recording and stimulation and drug delivery for less than 30 days. In addition to having the capability of delivering a drug through the center lumen, it will also be able to record brain activity before, during, and after drug delivery. We believe that the global diagnostic electrode addressable market is over $100 million.

Recent Developments

Security Purchase Agreement

On August 1, 2024, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company, in the Private Placement, agreed to issue and sell an aggregate of (i) 2,944,446 shares of the Company’s Common Stock, and (ii) warrants to purchase an aggregate of 2,208,338 shares of Common Stock at a purchase price of $0.90 per unit, consisting of one Share and a PIPE Warrant to purchase 0.75 shares of Common Stock, resulting in total gross proceeds of approximately $2.65 million before deducting estimated expenses. The Private Placement closed on August 2, 2024.

In connection with the Private Placement, the Company agreed to file a registration statement with the SEC covering the resale of the Shares and the shares of Common Stock issuable upon exercise of the PIPE Warrants. The Company has agreed to file such registration statement within 30 days of the closing of the Private Placement.

Debt Facility Agreement

On August 2, 2024, the Company entered into a loan and security agreement (the “Debt Facility Agreement”) with Growth Opportunity Funding, LLC, as the lender (the “Lender”), which provides for a delayed draw term loan facility in an aggregate principal amount not to exceed $3.0 million (the “Debt Facility”). The Company is permitted to borrow loans under the Debt Facility from time to time (collectively, the “Loans”), for general corporate purposes and subject to certain specified conditions, until the earliest of: (i) November 30, 2024, (ii) the occurrence of any monetization or change in control, or (iii) at the Lender’s option, upon the occurrence and during the continuance of an event of default under the Debt Facility Agreement. The Loan(s), upon issuance, will be secured by substantially all of the Company’s assets, subject to certain exceptions set forth in the Debt Facility Agreement, and will be subject to covenants.

The Debt Facility matures on February 2, 2026. The outstanding principal amount of any outstanding Loans will bear interest at a rate of 10% per annum, payable monthly in arrears and at the maturity date. As of the closing date of the Debt Facility Agreement, no amounts were drawn by the Company thereunder.

The Company will pay a one-time standby facility fee of $125,000 and on August 2, 2024 the Company issued 100,000 Lender Warrants to Lender to purchase shares of the Company’s common stock at exercise price of $0.66 per share. The warrants are immediately exercisable and expire on August 2, 2029. Lastly, a cash draw-fee of $50,000 is payable and a warrant draw-fee consisting of the issuance of an additional 50,000 warrants to the Lender is required upon each additional funding tranche of $500,000 under the Debt Facility, for an aggregate potential issuance of 300,000 additional Lender Warrants. The Lender Warrants issuable upon each future funding date will have an exercise price of $0.66 per share and will have a five year term.

Nasdaq Minimum Bid Price Notification

On July 11, 2024, we received a letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying that because the closing bid price of the Company’s Common Stock was below $1.00 per share for the prior 30 consecutive business days, the Company is not in compliance with the minimum bid price requirement for continued listing on Nasdaq, as set forth in Nasdaq Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from July 11, 2024, or until January 7, 2025, to regain compliance with the Minimum Bid Price Requirement. If at any time before January 7, 2025, the closing bid price of the Company’s Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days (which number days may be extended by Nasdaq), Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement, and the matter would be resolved.

Corporate Information

Our principal executive offices are located at 7599 Anagram Dr., Eden Prairie, MN 55344, and our telephone number is 952-426-1383. We maintain a website at www.nmtc1.com, to which we regularly post copies of our press releases as well as additional information about us. Our filings with the SEC, will be available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained on, or accessible through, our website does not constitute a part of this prospectus or our other filings with the SEC, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase shares of our Common Stock.

THE OFFERING

Shares of Common Stock offered by the Selling Stockholders	Up to 5,552,784 shares of Common Stock (including shares of Common Stock underlying the Warrants).

Risk factors	An investment in the Common Stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 5 and other information in this prospectus or incorporated herewith for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Use of proceeds	We will not receive any proceeds from the offering of the securities under this prospectus by the Selling Stockholders. See “Use of Proceeds” on page 7.

Trading market and symbol	Our Common Stock trades on the Nasdaq under the symbol “NMTC.”

RISK FACTORS

Any investment in our Common Stock involves a high degree of risk. Before deciding whether to purchase our Common Stock, investors should carefully consider the risks described below together with the “Risk Factors” described in our most recent Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the U.S. Securities and Exchange Commission (the “SEC”). Our business, financial condition, operating results and prospects are subject to the following material risks as well as those material risks incorporated by reference. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our Common Stock could decline, and our stockholders may lose all or part of their investment in the shares of our common stock.

Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results, which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our Common Shares. Refer to “Special Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of these risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders covered by this prospectus.

We are registering the shares of Common Stock that were, or may be, issued by us to the Selling Stockholders to permit the resale of these shares of Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking uncertainties. In some cases, you can identify forward-looking statements by the use of words or phrases such as “anticipates,” “could,” “would,” “should,” “will,” “would,” “may,” “might,” “potential,” “contemplates,” “estimates,” “plans,” “seeks,” “projects,” “predicts,” “targets,” “objectives,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors included in the sections entitled “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, which are on file with the SEC and incorporated herein by reference.

Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to generate revenues, and raise sufficient financing to meet working capital requirements;

●	our ability to raise capital through the issuance of additional securities;

•	our expectation to continue listing on Nasdaq;

●	our ability and plans to manufacture, market and sell our products and services;

●	our ability to successfully receive approvals from the U.S. Food and Drug Administration, or FDA, or other regulatory bodies, including approval to conduct clinical trials, the scope of those trials and the prospects for regulatory approval of, or other regulatory action with respect to our Evo sEEG electrode technology for drug delivery applications;

●	our ability to launch successfully our OneRF ablation system;

●	our ability to contract with distribution partners for our OneRF ablation system;

●	our future reliance on third-party collaborators;

●	the impact of competition and new technologies;

●	projected capital expenditures and liquidity;

●	changes in our strategy;

●	general market, political and economic conditions and overall global economic environment;

●	litigation;

●	potential security breaches, including cybersecurity incidents; and

●	other factors described in the documents incorporated by reference in this prospectus.

You should refer to the “Risk Factors” sections of our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this Report will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein or therein by reference as described under the section titled “Incorporation of Certain Information by Reference,” and with the understanding that our actual future results may materially differ from what we expect.

Except as required by law, forward-looking statements speak only as of the date of this prospectus, and we assume no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares of Common stock offered by this prospectus by the Selling Stockholders.

However, we may receive proceeds from the cash exercise of the Warrants, which proceeds, if any, will be used for funding operations, working capital and general corporate purposes, including to expand commercialization of the OneRF ablation limited launch, completion of product development intended for a new ablation indication and completion of the diligence process with a potential OneRF strategic partner. We cannot predict when or whether the Warrants will be exercised for cash, and it is possible that the Warrants may expire unexercised.

SELLING STOCKHOLDERS

Up to 5,552,784 shares of Common Stock may be offered for resale, from time to time, by the Selling Stockholders identified in the table below, of which 2,608,338 shares of Common Stock are issuable upon the exercise of the Warrants.

On August 1, 2024, we entered into a Purchase Agreement with the Purchasers, pursuant to which the Company, in the Private Placement, agreed to issue and sell an aggregate of (i) 2,944,446 Shares, and (ii) PIPE Warrants to purchase an aggregate of 2,208,338 shares of Common Stock at a purchase price of $0.90 per unit, consisting of one Share and a Warrant to purchase 0.75 shares of Common Stock, resulting in total gross proceeds of approximately $2.65 million before deducting estimated expenses. The Private Placement closed on August 2, 2024.

In connection with the Private Placement, the Company agreed to file a registration statement with the SEC covering the resale of the Shares and shares underlying the PIPE Warrants. The Company has agreed to file such registration statement within 30 days of the closing of the Private Placement. In addition, on August 2, 2024, we entered into a loan and security agreement with Growth Opportunity Funding, LLC, as the lender (the “Lender”), which provides for a delayed draw term loan facility in an aggregate principal amount not to exceed $3.0 million. In connection with this loan and security agreement, the Company agreed to issue up to 400,000 warrants to the Lender.

To our knowledge, other than Paul R. Buckman and Growth Opportunity Funding, LLC (as described in this section below), within the past three years, no Selling Stockholder has held a position as an officer or a director of ours, nor had any other material relationship of any kind with us or any of our affiliates.

A Selling Stockholder who is an affiliate of a broker-dealer and any participating broker-dealer is deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such Selling Stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, the Selling Stockholder is not an affiliate of a broker-dealer and there are no participating broker-dealers.

The term “Selling Stockholder” also includes any transferees, pledgees, donees, or other successors in interest to the Selling Stockholder named in the table below.

The following table sets forth the number of shares of Common Stock (i) known to us to be beneficially owned by each of the Selling Stockholders as prior to this offering (ii) being offered hereby by each of the Selling Stockholders and (iii) beneficially owned by each of the Selling Stockholders after giving effect to the sale by a Selling Stockholder of all of its Offered Securities. The following table also sets forth the percentage of Common Stock beneficially owned by each of the Selling Stockholders before giving effect to the sale by a Selling Stockholder of all Common Stock under this prospectus, based on 30,811,880 shares of Common Stock outstanding as of August 29, 2024. For purposes of the table below, we have assumed, upon termination of this offering, none of the Common Stock offered pursuant to this prospectus will be beneficially owned by any of the Selling Stockholders, and we have further assumed that a Selling Stockholder will not acquire beneficial ownership of any additional securities during the offering.

The Warrants are exercisable beginning on the date of issuance and will expire on the third anniversary of such date. Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of ordinary shares which would exceed 4.99%, 9.99%, as applicable, as such percentage ownership is calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the SEC, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination Common Stock issuable upon exercise of such Warrants which have not been exercised. The number of shares in the fourth column does not reflect this limitation.

The Selling Stockholders are not making any representation that any shares of Common Stock covered by this prospectus will be offered for sale. Because we do not know how long each of the Selling Stockholders will hold the Warrants, whether any will exercise the Warrants and, upon such exercise, how long each such Selling Stockholders will hold the shares of Common Stock before selling them, and because each of the Selling Stockholders may dispose of all, none or some portion of its securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Stockholder upon completion of this offering. In addition, each Selling Stockholder may have sold, transferred or otherwise disposed of its securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Stockholders list and the securities that may be resold.

	Number of Shares of	Maximum Number of	Shares of Common Stock Beneficially
	Common Stock	Shares of	Owned After
	Beneficially	Common Stock	Completion of the
	Owned Prior to	Offered	Offering(2)
Name	this Offering(1)	Hereby(2)	Number	Percentage
Nicholas Alvarez(3)	48,612	48,612	0	*
William J. Febbo(4)	97,223	97,223	0	*
Jordan Fried(5)	504,167	437,500	66,667	*
Lineage Ventures LLC(6)	453,774	350,000	103,774	*
Gary S. Goodman(7)	61,112	48,612	12,500	*
Lawrence Metelitsa(8)	97,223	97,223	0	*
Kevin L. Pritchard(9)	437,500	437,500	0	*
Schreiber Holdings, LLC(10)	752,771	437,500	315,271	1.02%
Special Situations Private Equity Fund L.P. (11)	1,866,667	437,500	1,429,167	4.57%
Analysia Limited(12)	437,500	437,500	0	*
Happy Walters(13)	578,056	437,500	140,556	*
David Zebrowski(14)	48,612	48,612	0	*
Christopher Benjamin Masanto(15)	637,500	437,500	200,000	*
Lou Castelli(16)	437,500	437,500	0	*
Lytton-Kambara Foundation (17)	2,203,600	486,112	1,717,488	5.57%
Francis Scarpati(18)	82,639	82,639	0	*
David Briones(19)	82,639	82,639	0	*
Paul R. Buckman(20)	157,638	48,612	109,026	*
Alexander Mironov(21)	175,000	175,000	0	*
ACJ Holdings LLC(22)	154,168	87,500	66,668	*
Growth Opportunity Funding, LLC(23)	400,000	400,000	0	*

*	Percentage not listed if less than 1%.

(1)	“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of August 29, 2024, and the percentage is based upon 30,811,880 shares of our Common Stock outstanding as of August 29, 2024.
(2)	Assumes sale of all shares of Common Stock covered by this prospectus and no further acquisitions of shares of Common Stock by the Selling Stockholders.
(3)	Includes 20,834 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 7 West 21st Street, Unit 9G, New York, NY 10010.
(4)	Includes 41,667 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 142 Calle Violeta, San Juan, PR 00927.
(5)	Includes 254,167 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 4 Salt Lane, The Isles at Dorado Beach, Dorado, PR 00646.
(6)	Includes 185,000 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 3995 Continental Dr., Columbia, PA 17512. The natural controlling persons having ultimate control over Lineage Ventures LLC are Jordan Funk and Nathaniel Funk.
(7)	Includes 20,834 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 14 Dorado Beach East, Dorado, PR 00646.

(8)	Includes 41,667 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 129 Milltown Rd., Bridgewater, NJ 08807.
(9)	Includes 187,500 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 6761 N. Meridian St., Indianapolis, IN 46260.
(10)	Includes 187,500 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 1320 Homestead Lane, Lancaster, PA 17603. The natural controlling person having ultimate control over Schreiber Holdings, LLC is Justin Schreiber.
(11)	Includes 666,667 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 527 Madison Ave., Suite 2600, New York, NY 10022. The natural controlling persons having ultimate control over Special Situations Private Equity Fund, L.P. are David Greenhouse and Adam Stettner. AWM Investment Company, Inc. (“AWM”) is the investment adviser to the Special Situations Private Equity Fund, L.P. (“Private Equity”). David Greenhouse and Adam Stettner are the principal owners of AWM. Through their control and AWM, Messrs. Greenhouse and Stettner share voting and investment control over the portfolio securities of Private Equity. Messrs. Greenhouse and Stettner disclaim any beneficial ownership of the reported shares other than to the extent of any pecuniary interest each of them may have therein.
(12)	Includes 187,500 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 67 Limassol Ave., Vision Tower, 4th Floor, Aglantzia, 2121 Nicosia, Cyprus. The natural controlling person having ultimate control over Analysia Limited is Mr. Emilios Nicolaou.
(13)	Includes 254,167 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 21 The Enclave, Dorado, PR 00646.
(14)	Includes 20,834 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 1352 Luchetti PH1, San Juan, PR 00907.
(15)	Includes 287,500 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 34 Bluebell Road, Walsall Wood, WS9 9EU, United Kingdom.
(16)	Includes 187,500 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 120 N. School Ln., Lancaster, PA 17603.
(17)	Includes 208,334 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 467 Central Park West 17A, New York, NY 10025. The natural controlling person having ultimate control over Lytton-Kambara Foundation is Laurence Lytton.
(18)	Includes 35,417 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 2 Delaney Ct., Manalapon, NJ 07726.
(19)	Includes 35,417 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 31 Sturwood Dr., Hillsborough, NJ 08844.
(20)	Includes 20,834 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 5465 Lost Lake Lane, Mound, MN 55364.
(21)	Includes 75,000 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 50 Berkery Place, Alpine, NJ 07620.
(22)

Includes 70,834 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 7901 4th St. N, Suite 300, St. Petersburg, FL 33702. The natural controlling persons having ultimate control over ACJ Holdings LLC are Alexander Ruthizer, Steven Reynolds, and Jonathan David.

(23)	Includes 400,000 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The Selling Stockholder’s address is 84 Herbert Avenue, Building B, Suite 202, Closter, NJ 07624. The natural controlling person having ultimate control over Growth Opportunity Funding, LLC is Robert Axenrod.

Material Relationship with Selling Stockholders

Mr. Paul R. Buckman is a current member and Chairman of the Company’s Board of Directors, and Growth Opportunity Funding, LLC is the Lender of the Company’s existing Debt Facility.

DESCRIPTION OF SECURITIES THAT THE SELLING STOCKHOLDERS ARE OFFERING

The Selling Stockholders are offering for resale up to an aggregate of 2,944,446 shares of Common Stock consisting of (i) 2,650,000 shares of our Common Stock issued pursuant to the PIPE Purchase Agreement, and (ii) up to 2,208,338 shares of our Common Stock issuable upon the exercise of the Warrants issued pursuant to the PIPE Purchase Agreement. The terms of our shares of Common Stock are contained in our Certificate of Incorporation and our bylaws, each as amended to date and each as filed or incorporated by reference as exhibits to our most recent Annual Report on Form 10-K. For a description of our Common Stock, see in Exhibit 4.2 “Description of Securities” to our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed on December 20, 2019.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

PLAN OF DISTRIBUTION

The Selling Stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the shares of Common Stock, or the securities, covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	in privately negotiated transactions;

●	through broker-dealers, who may act as agents or principals;

●	through one or more underwriters on a firm commitment or best-efforts basis;

●	an exchange distribution in accordance with the rules of the applicable exchange, if any;

●	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to one or more purchasers;

●	in other ways not involving market makers or established trading markets;

●	by pledge to secure debts and other obligations;

●	through agents; or

●	in any combination of the above or by any other legally available means.

In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

●	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

●	ordinary brokerage transactions; or

●	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of its secured obligations, the pledgees or secured parties may offer and sell their securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the descriptions of the Selling Stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus. The Selling Stockholders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Stockholders may also sell their securities short and deliver these securities to close out its short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of securities offered by this prospectus, which securities such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).The aggregate proceeds to each Selling Stockholder from the sale of the securities offered by it will be the purchase price of the security less discounts or commissions, if any. Each Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of its securities to be made directly or through agents. We will not receive any of the proceeds from the resale of securities being offered by each of the Selling Stockholders named herein.

Each Selling Stockholder also may resell all or a portion of its securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

To our knowledge, the Selling Stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the securities covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Honigman LLP, Kalamazoo, Michigan.

EXPERTS

The financial statements as of September 30, 2023 and 2022 and the years ended September 30, 2023 and 2022, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Baker Tilly US, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Neither we nor the Selling Stockholders has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus of any sale of the securities offered by this prospectus. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including NeuroOne. The address of the SEC’s website is http://www.sec.gov.

We maintain a website at www.nmtc1.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” certain documents and information that we have filed with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on December 15, 2023, including the information specifically incorporated by reference into such Annual Report on Form 10-K from our definitive proxy statement for our 2024 Annual Meeting of Stockholders filed with the SEC on January 29, 2024;

●	our Quarterly Reports on Form 10-Q for the quarter ended December 31, 2023, filed with the SEC on February 13, 2024, the quarter ended March 31, 2024, filed with the SEC on May 14, 2024, and the quarter ended June 30, 2024, filed with the SEC on August 14, 2024;

●	our Current Reports on Form 8-K filed with the SEC on November 7, 2023, November 14, 2023, November 16, 2023, December 11, 2023, March 15, 2024, March 26, 2024, June 21, 2024, July 12, 2024, and August 7, 2024; and

●	the description of our Common Stock in Exhibit 4.2 “Description of Securities” to our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed on December 20, 2019.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or document that is not deemed filed under such provisions, (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

These documents may also be accessed on our website at www.nmtc1.com. Information contained in, or accessible through, our website is not a part of this prospectus. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and information regarding issuers that file electronically with the SEC.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all reports or documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those reports or documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

NeuroOne Medical Technologies Corporation

7559 Anagram Drive

Eden Prairie, Minnesota 55344

(952) 426-1383

Attention: Ron McClurg

ronm@nmtc1.com

Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

5,552,784 Shares of Common Stock Offered by the Selling Stockholders

PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us, in connection with the offering of the securities pursuant to this registration statement.

SEC registration fee	$631.09
Legal fees and expenses	75,000.00
Printing and engraving expenses	5,000.00
Transfer agent fees and expenses	1,000.00
Accounting fees and expenses	21,000.00
Miscellaneous fees and expenses	5,368.91
Total	$108,000.00

Item 15. Indemnification of Directors and Officers

Delaware General Corporation Law

We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit; provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Certificate of Incorporation and Bylaws

Our certificate of incorporation provides for the indemnification of our directors to the fullest extent permitted under the DGCL. Our amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our certificate of incorporation includes such a provision. Under our bylaws, expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us, as long as such undertaking remains required by the DGCL.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Indemnification Agreements

As permitted by the DGCL, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including reasonable attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Insurance Policy

We have an insurance policy in place that covers our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The foregoing summaries are not intended to be exhaustive and are qualified in their entirety by reference to the complete text of the statute, the company’s certificate of incorporation and the agreements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibits

The following exhibits are incorporated by reference or filed herewith and made a part of this registration statement.

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

2.1+	Agreement and Plan of Merger and Reorganization by and among NeuroOne Medical Technologies Corporation, OSOK Acquisition Company and NeuroOne, Inc. dated as of July 20, 2017 (incorporated by reference to Exhibit 2.1 on the Registrant’s Current Report on Form 8-K filed on July 20, 2017).

2.2	Plan of Conversion of NeuroOne Medical Technologies Corporation dated June 20, 2017 (incorporated by reference to Exhibit 2.1 on the Registrant’s Current Report on Form 8-K filed on June 29, 2017).

4.1	Certificate of Incorporation of NeuroOne Medical Technologies Corporation (incorporated by reference to Exhibit 3.4 on the Registrant’s Current Report on Form 8-K filed on June 29, 2017).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of NeuroOne Medical Technologies Corporation (incorporated by reference to Exhibit 3.1 on the Registrant’s Current Report on Form 8-K filed on March 31, 2021).

4.3	Amended and Restated Bylaws of NeuroOne Medical Technologies Corporation (incorporated by reference to Exhibit 3.1 on the Registrant’s Current Report on Form 8-K filed on June 21, 2024).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 on the Registrant’s Current Report on Form 8-K filed on July 20, 2017).

4.5	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on August 7, 2024).

5.1**	Opinion of Honigman LLP.

10.1+	Form of Securities Purchase Agreement, dated August 1, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 7, 2024).

23.1**	Consent of Baker Tilly US, LLP.

23.2	Consent of Honigman LLP (included in Exhibit 5.1 filed herewith).

24.1	Power of Attorney (included on signature page).

107**	Filing Fee Table.

**	Filed herewith.

+	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) and Item 601(b)(2) of Regulation S-K. The Company agrees to furnish any omitted schedules or exhibits upon the request of the SEC. A list of the omitted schedules and exhibits to this agreement is as follows: Exhibit A: Schedule of Purchasers; Exhibit B: Form of Warrant; Exhibit C: Accredited Investor Qualification Questionnaire; Exhibit D: Bad Actor Questionnaire; and Exhibit E: Selling Stockholder Questionnaire.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on August 30, 2024.

NeuroOne Medical Technologies Corporation

By:	/s/ David Rosa
David Rosa
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Rosa and Ronald McClurg, or either of them, as his or her true and lawful attorneys-in-fact and agents, with the full power of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Rosa	President and Chief Executive Officer	August 30, 2024
David Rosa	(Principal Executive Officer) and a Director

/s/ Ronald McClurg	Chief Financial Officer (Principal Financial Officer and	August 30, 2024
Ronald McClurg	Principal Accounting Officer)

/s/ Paul Buckman	Director	August 30, 2024
Paul Buckman

/s/ Jeffrey Mathiesen	Director	August 30, 2024
Jeffrey Mathiesen

/s/ Edward Andrle	Director	August 30, 2024
Edward Andrle